ESPERION®

2025 J.P. Morgan Healthcare Conference

January 15, 2025

Forward-looking Statements & Disclosures

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, current and planned operational expenses, future operations, commercial products, clinical development, including the timing, designs and plans for the CLEAR Outcomes study and its results, plans for potential future product candidates, financial condition and outlook, including expected cash runway, and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "suggest," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion's actual results to differ significantly from those projected, including, without limitation, the net sales, profitability, and growth of Esperion's commercial products, clinical activities and results, supply chain, commercial development and launch plans, the outcomes and anticipated benefits of legal proceedings and settlements, and the risks detailed in Esperion's filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Vision for Growth

Further Sales Growth and Reimbursement

- Drive steady and growing U.S. sales through targeted strategies
- Ensure continued positive reimbursement outcomes
- Enhance marketing efforts, prioritizing high-return initiatives to maximize impact

Advance Innovation and Pipeline

- Assess potential assets to enhance and expand the portfolio
- Pursue strategic partnerships to support pipeline growth and development
- Make meaningful progress towards filing an IND for pipeline advancement

Strengthen and Expand Partnerships

- Collaborate closely with current partners to ensure mutual success and maximize outcomes
- Launch in Japan by our partner
- Expand into additional ROW markets and pursue new partnerships

Drive Financial Growth and Efficiency

Key Financial Data

FY 2025 R&D Guidance	$55 - 65 M
FY 2025 SG&A Guidance	$160 - 170 M
FY 2025 OpEx Guidance[1]	$215 - 235 M

- Achieve enterprise cash flow positivity

1. Includes ~$15 million of non-cash stock-based compensation expense